Schedule A

The name, present principal occupation or employment and citizenship of each of the executive officers, directors and managers of Hess Investments North Dakota LLC, Hess Corporation and Chevron Corporation. Unless otherwise noted, the business address of each individual is c/o Chevron Corporation, 1400 Smith Street, Houston, TX 77002.

Managers and Executive Officers of Hess Investments North Dakota LLC

Name	Present Principal Occupation or Employment	Citizenship
Jonathan C. Stein	Chief Executive Officer	United States
Gabriela B. Boersner	President	United States and Venezuela
Michael J. Chadwick	Vice President	United States and United Kingdom
Gerbert G. Schoonman	Vice President	United States and the Netherlands

Executive Officers and Directors of Hess Corporation

Name	Present Principal Occupation or Employment	Citizenship
Nicola Woods	Director	United States and United Kingdom
Andrew Stead	Director	United States and United Kingdom
Harsh Goyal	Director	Singapore
Bruce Niemeyer	President	United States
Urs Widmer	Secretary	United States and Switzerland

Executive Officers of Chevron Corporation

Name	Present Principal Occupation or Employment	Citizenship
Michael K. Wirth	Chairman and CEO	United States
Eimear P. Bonner	Vice President and Chief Financial Officer	United States
Mark A. Nelson	Vice Chairman	United States
R. Hewitt Pate	Vice President and General Counsel	United States
T. Ryder Booth	Vice President	United States
Jeff B. Gustavson	Vice President	United States

Directors of Chevron Corporation

Name	Present Principal Occupation or Employment	Citizenship
Wanda M. Austin	Retired President and CEO, The Aerospace Corporation	United States
John B. Frank	Vice Chairman, Brookfield Oaktree Holdings, LLC	United States
Alice P. Gast	Retired President and Professor Emeritus of Chemical Engineering, Imperial College London	United States and United Kingdom
Enrique Hernandez, Jr.	Executive Chairman, Inter-Con Security Systems, Inc.	United States
Marillyn A. Hewson	Retired Chairman, CEO, and President, Lockheed Martin Corporation	United States
Jon M. Huntsman Jr.	Vice Chairman and President, Strategic Growth, Mastercard Incorporated	United States
Charles W. Moorman	Former Senior Advisor and CEO, Amtrak and Retired Chairman and CEO, Norfolk Southern Corporation	United States
Dambisa F. Moyo	Co-Principal, Versaca Investments	United Kingdom and Zambia
Debra Reed-Klages	Retired Chairman, CEO, and President, Sempra	United States
D. James Umpleby III	Executive Chairman, Caterpillar Inc.	United States
Cynthia J. Warner	Former President and CEO, Renewable Energy Group, Inc.	United States
Michael K. Wirth	Chairman and CEO, Chevron Corporation	United States